                                                                    EXHIBIT 11

HANCOCK FABRICS, INC.
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

------------------------------------------------------------------------------------------------------------
(dollars in thousands, except for
  per share amounts)                                      Thirteen Weeks Ended      Thirty-nine Weeks Ended
                                                        -------------------------   ------------------------
                                                        October 27,   October 29,   October 27,  October 29,
                                                           1996          1995          1996         1995

------------------------------------------------------------------------------------------------------------
Primary earnings per share

  Net earnings                                          $     3,878   $     3,352  $     6,826  $     5,493
                                                        ===========   ===========  ===========  ===========
  Weighted average number of common shares
   outstanding during period                             21,658,146    21,589,987   21,611,022   21,497,718


  Additional shares attributable to common
   stock equivalents                                         99,405       321,900      239,549      211,011

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                       (261,100)     (449,738)    (233,884)    (458,606)
                                                        -----------   -----------  -----------  -----------
                                                         21,496,451    21,462,149   21,616,687   21,250,123
                                                        ===========   ===========  ===========  ===========
  Earnings per share                                    $      0.18   $      0.16  $      0.32  $      0.26
                                                        ===========   ===========  ===========  ===========
------------------------------------------------------------------------------------------------------------

  Fully diluted earnings per share

    Net earnings                                        $     3,878   $     3,352  $     6,826  $     5,493
                                                        ===========   ===========  ===========  ===========
    Weighted average number of common shares
     outstanding during period                           21,658,146    21,589,987   21,611,022   21,497,718


    Additional shares attributable to common
     stock equivalents                                      108,580       321,875      247,802      217,832

    Shares attributable to tax effect of restricted
     stock and related deferred compensation               (258,743)     (449,738)    (234,033)    (458,606)
                                                        -----------   -----------  -----------  -----------
                                                         21,507,983    21,462,124   21,624,791   21,256,944
                                                        ===========   ===========  ===========  ===========
    Earnings per share                                  $      0.18   $      0.16  $      0.32  $      0.26
                                                        ===========   ===========  ===========  ===========


                                         -12-